Exhibit 99.1

News Release

Ritchie Bros. to acquire IronPlanet to accelerate its customer centric multi-channel diversification strategy

·      Increases customer choice; enhances online offerings; provides penetration into large, additional segments

·      Business combination expected to significantly increase growth in revenue and earnings; effectively uses strength of Ritchie Bros.’ balance sheet

·     Transaction expected to be accretive to earnings within first year (excluding acquisition-related costs)

·      Long-term alliance reached with Caterpillar

·      With more than $US3 billion in annual online equipment sales, the combined company will rank among the world’s top 50 B2B e-commerce companies

VANCOUVER and PLEASANTON, CA, August 29, 2016 – Ritchie Bros. Auctioneers Incorporated, the world’s largest industrial auctioneer and a leading equipment distributor (NYSE & TSX: RBA, “Ritchie Bros.”), and IronPlanet®, a leading online marketplace for used heavy equipment and other durable asset sales, today jointly announced that they have entered into an agreement under which Ritchie Bros. will acquire IronPlanet for approximately US$758.5 million, subject to customary closing adjustments.

Founded in 1999, IronPlanet complements Ritchie Bros.’ primarily end-user customer base, as it focuses largely on the needs of corporate accounts, equipment manufacturers, dealers and government entities in equipment disposition solutions. It conducts its sales primarily through online-only platforms, with weekly online auctions and in other equipment marketplaces. IronPlanet, a private company based in the United States, sold approximately US$787 million of Gross Merchandise Value (GMV)1 through their sales channels during 2015, and has achieved a 25.2% compounded growth rate in assets sold from 2013 through 2015. This growth momentum has continued, with a 41% increase in GMV during the first half of 2016 relative to the same period in 2015.

“This transformative transaction is the logical next step for Ritchie Bros., building on our multi-channel platform, global reach and long-standing customer relationships. Together with IronPlanet, we will create a combined company of trusted brands with the ability to provide customers around the world with a greater number of choices and platforms to sell, buy and list equipment when, where and how they want – whether onsite or online. Our commitment to diversifying our offerings is directly in line with customer demand for multiple selling and buying solutions,” said Ravi Saligram, Chief Executive Officer of Ritchie Bros. “This acquisition will help accelerate our growth in revenue and earnings and add shareholder value by continuing to expand our capabilities in new channels, sectors, regions and customer segments. Ritchie Bros. and IronPlanet both have talented teams and winning cultures built on a passion for serving customers.”

“This is an exciting day for IronPlanet, our customers, employees and shareholders. IronPlanet joining forces with Ritchie Bros. will allow the combined company to deliver a multi-channel marketplace that will provide a full range of equipment asset management and disposition solutions. IronPlanet has built a leading online marketplace and technology platform across a number of verticals, and when combined with Ritchie Bros.’ strength in live onsite auctions, will prove to be a powerful combination in driving value for our customers,” said Gregory J. Owens, Chairman and Chief Executive Officer of IronPlanet.

Compelling Strategic and Financial Rationale

·	Ideal and complementary fit to expand Ritchie Bros.’ strategy to create a more diversified, multi-channel company with greater scale that can provide even more choice to customers. Equipment sellers frequently choose to sell their assets across multiple sales solutions. The transaction will bring together Ritchie Bros.’ strength in live, onsite and integrated online auctions with IronPlanet’s leading position as an online marketplace, creating a broader multi-format equipment sales and asset management platform, with solutions including:

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1 GMV represents the total proceeds from all items sold through such marketplaces. It is a measure of operational performance and not a measure of financial performance, liquidity, or revenue.

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News Release

·	Ritchie Bros. Auctioneers live onsite and online simulcast auctions
·	IronPlanet online-only auctions, including a Reserved Daily Marketplace & Buy-Now formats
·	Cat Auction Services live onsite and online simulcast auctions (auctions anchored by Caterpillar dealers)
·	Kruse Energy & Equipment AuctioneersSM live onsite and online simulcast auctions (for the oil & gas industry)
·	EquipmentOne online auction and marketplace
·	Mascus sales listing service
·	TruckPlanet®, GovPlanet®, SalvageSale and other sector-specific online sales channels
·	Ritchie Bros. Private Treaty
·	Ritchie Bros. Financial Services

·	Creates a more valuable marketplace and expands addressable market. Customers will benefit from a larger marketplace with more buyers and sellers, as well as a greater number of choices and services. As an example of the value the combined company’s multi-channel transactional platforms and greater scale can deliver, Ritchie Bros. also announced today that it has entered into a historic, long-term strategic alliance with Caterpillar, which will significantly strengthen its relationship with Caterpillar dealers. Ritchie Bros. will become Caterpillar’s preferred global partner for live onsite and online auctions under the agreement, which will take effect upon completion of the IronPlanet acquisition.

The addition of IronPlanet provides Ritchie Bros. with access to new, large customer segments, including government surplus and oil & gas. Furthermore, the wider range of sales solutions offered by the combined company will allow it to more effectively meet customer preferences in many key international locations, including the U.K., Germany, Japan and China – where Ritchie Bros.’ established infrastructure will provide a platform to launch IronPlanet solutions.

·	Strengthens digital capabilities to provide enhanced levels of customer service. The combined entity will have an integrated technology platform to provide customers with more tailored solutions that meet their needs and enhance the overall customer experience. These solutions, including multiple dealer portal options, valuable business intelligence, amplified data analytics and multiple online sales channels, position the combined company to provide comprehensive asset management solutions.

Together, Ritchie Bros. and IronPlanet are better positioned to cater to evolving consumer preferences, with more transactions being conducted online. Collectively, Ritchie Bros. and IronPlanet (on a pro forma basis) sold more than US$3.0 billion of assets through online transactions during the 12 months trailing June 30, 2016 – ranking the combined business among the world’s top 50 B2B e-commerce companies, based on value sold2.

·	Expected to deliver long-term growth and profitability. The transaction is expected to be accretive to earnings within the first year (excluding transaction costs) and significantly bolster growth in Gross Auction Proceeds (GAP), revenue and earnings over the long term. The combination will also enhance the generation of free cash flow, which will enable Ritchie Bros. to support strategic growth priorities, return value to shareholders and reduce debt.

·	Presents tremendous opportunities to build on Ritchie Bros.’ business model and strong heritage. Ritchie Bros. and IronPlanet share a passion for serving customers and providing them with easy-to-use solutions. Bringing together Ritchie Bros.’ scale, geographic footprint and brand strength with IronPlanet’s complementary online models will offer customers more options to move more of their inventory across multiple sales channels. Transparency and a customer focus will continue to be the cornerstones of the combined company, as it leverages best practices from both organizations, including IronPlanet’s successful inspection and IronClad Assurance® equipment condition certification.

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2 For illustrative purposes, Ritchie Bros. and IronPlanet would rank 40th worldwide for value of online sales, according to Internet Retailer’s B2B e-commerce 300 company rankings.

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News Release

Transaction terms

Under the terms of the transaction, Ritchie Bros. will acquire 100% of the equity of IronPlanet for approximately US$740 million in cash and the assumption of unvested equity interests in IronPlanet, subject to adjustment, that brings the total transaction value to approximately US$758.5 million. This represents a 13.0x multiple of IronPlanet’s 2017 Estimated Adjusted EBITDA, inclusive of the expected $100 million net present value of tax synergies and $20 million in run-rate cost synergies. Ritchie Bros. intends to finance the transaction through a combination of cash on hand and new debt, and has bridge financing commitments from Goldman Sachs Bank USA subject to customary terms and conditions to facilitate the transaction close. Following the close of the transaction and the required financing, Ritchie Bros. is expected to have a net debt to EBITDA ratio of no more than 3.0x.

Ritchie Bros. has secured employment agreements with key executives, who will supplement the strength of Ritchie Bros.’ global management team. Mr. Owens has agreed to join the combined company’s executive committee upon closing.

The transaction was approved by the Boards of Directors of both companies and is expected to close by the first half of 2017, subject to regulatory clearances and the satisfaction of other customary closing conditions.

Advisors

Goldman, Sachs & Co. is serving as financial advisor to Ritchie Bros. and Skadden, Arps, Slate, Meagher & Flom LLP and Dechert LLP are serving as legal advisors. J.P. Morgan Securities LLC is serving as financial advisor to IronPlanet and Orrick, Herrington & Sutcliffe LLP is serving as legal advisor.

Investor Conference Call and Webcast

Ritchie Bros. and IronPlanet will host a joint conference call to discuss the announcement tomorrow, August 30, 2016, at 5:30 am Pacific time / 8:30 am Eastern time / 1:30 pm BST. A replay will be available shortly after the call.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.:
Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is the world’s largest industrial auctioneer, and one of the world’s largest sellers of used equipment for the construction, transportation, agriculture, energy, mining, forestry and other industries. Ritchie Bros.TM asset management and disposition solutions include live unreserved public auctions with on-site and online bidding; EquipmentOneTM, an online auction marketplace; Mascus, a global online equipment listing service; private negotiated sales through Ritchie Bros. Private Treaty; and a range of ancillary services, including financing and leasing through Ritchie Bros. Financial Services. Ritchie Bros. has operations in 19 countries, including 45 auction sites worldwide. Learn more at rbauction.com, EquipmentOne.com, mascus.com, rbauction.com/privatetreaty and rbauction.com/financing.

About IronPlanet:

IronPlanet is a leading online marketplace for selling and buying used equipment and other durable assets and an innovative participant in the multi-billion dollar used equipment market. Founded in 1999 to transform the global used equipment market, IronPlanet has built a database of more than 1.5 million registered users worldwide. IronPlanet connects buyers and sellers of used equipment with its exclusive IronClad Assurance® equipment condition certification and family of brands, including IronPlanet®, GovPlanet®, TruckPlanet®, Cat Auction Services, Kruse Energy & Equipment AuctioneersSM, allEquip® and Asset Appraisal ServicesSM. IronPlanet is backed by Accel Partners, Kleiner Perkins Caufield & Byers, Caterpillar and Volvo. For more information, visit www.ironplanet.com.

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Caution Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding the terms and potential benefits of the proposed transaction between Ritchie Bros. and Caterpillar, the terms and conditions of the proposed IronPlanet transaction, the expected timetable for completing the IronPlanet transaction, benefits and synergies of the IronPlanet transaction, future opportunities for the combined businesses of Ritchie Bros. and IronPlanet, future financial and operational results and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.’s control, including risks and uncertainties related to: general economic conditions and conditions affecting the industries in which Ritchie Bros., IronPlanet and Caterpillar operate; obtaining regulatory approvals in connection with the IronPlanet transaction; each of Ritchie Bros.’ and IronPlanet’s ability to satisfy the merger agreement conditions and consummate the transaction on the anticipated timetable, or at all; Ritchie Bros.’ ability to successfully integrate IronPlanet’s operations and employees with Ritchie Bros.’ existing business; the ability to realize anticipated growth, synergies and cost savings in the IronPlanet transaction; the maintenance of important business relationships; the effects of the IronPlanet transaction on relationships with employees, customers, other business partners or governmental entities; transaction costs; deterioration of or instability in the economy, the markets we serve or the financial markets generally; as well as the risks and uncertainties set forth in Ritchie Bros.’ Annual Report on Form 10-K for the year ended December 31, 2015, which is available on the SEC, SEDAR, and Ritchie Bros.’ website. The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.’ forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

Contacts:

For Ritchie Bros For IronPlanet

Jamie Kokoska	Susan Stillings
Director, Investor Relations	SVP, Corporate Communications
Phone: 778-331-5500	Phone: 925-225-8840
Email: jkokoska@rbauction.com	Email: sstillings@ironplanet.com

David Isaacs

Sard Verbinnen & Co

Phone: 415-618-8750

Email: disaacs@sardverb.com

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